EXHIBIT 32

IMMUCELL CORPORATION

SECTION 1350 CERTIFICATIONS, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of ImmuCell Corporation (the “Company”) for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael F. Brigham, President, Chief Executive Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company.

/s/ MICHAEL F. BRIGHAM

Michael F. Brigham President, Chief Executive Officer and Treasurer

March 22, 2004